Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-190074) pertaining to the Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan,
(2) Registration Statement (Form S-3 No. 333-197849) of Rexford Industrial Realty, Inc.,
(3)Registration Statement (Form S-8 No. 333-258204) pertaining to the Second Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan, and
(4)Registration Statement (Form S-3 No. 333-275138) of Rexford Industrial Realty, Inc.;
of our reports dated February 9, 2024 with respect to the consolidated financial statements and schedules of Rexford Industrial Realty, Inc. and the effectiveness of internal control over financial reporting of Rexford Industrial Realty, Inc. included in this Annual Report (Form 10-K) of Rexford Industrial Realty, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Los Angeles, California
February 9, 2024